                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cincinnati Financial Corporation on Form S-8 of our reports dated February 5, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 1996 and to the reference to us as experts in this Registration Statement.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio

April 4, 1997

                                       16